MICHAEL J. MORRISON

ATTORNEY AND COUNSELOR AT LAW

1495 RIDGEVIEW DRIVE, SUITE 220
RENO, NEVADA 89519
(775) 827-6300
FAX (775) 827-6311
E-MAIL: VentureLawUSA@gmail.com
WEBSITE: www.VentureLawUSA.com

April 29, 2009

U.S. Securities and Exchange Commission
100 F Street, North East
Washington, D.C. 20549

Re: Redline Performance Automotive Ltd. - Registration of 50,000 common shares on Form S-1

Dear Sirs and Mesdames:

We refer to the registration statement for Redline Performance Automotive Ltd., a Nevada corporation (the "Company"), on Form S-1 (the "Registration Statement") filed with the SEC under the Securities Act of 1933, as amended. The Registration Statement relates to the registration for resale of up to 50,000 shares of the Company's common stock, $0.0001 par value (the "Shares"), under the Securities Act of 1933.

In rendering the opinions hereinafter expressed, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of (1) the Registration Statement, together with all exhibits thereto; (2) the Company's Articles of Incorporation and Bylaws, as amended; (3) the minutes and resolutions of the Board of Directors and shareholders of the Company, all as provided to us by the Company; and (4) such other documents and instruments that in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

We furnish this opinion to the Company and solely for your benefit. Our opinion is subject to the qualification that no opinion is expressed herein on the application of state securities or blue sky laws.

Please be advised that we have reached the following opinions regarding the above offering:

1) The Company is a duly and legally organized and existing Nevada state corporation, with its registered office located at 502 East John Street, Carson City, Nevada 89706. The Company's Articles of Incorporation and corporate registration fees were submitted to and filed by the Office of the Secretary of State of Nevada on November 15, 2007. The Company's existence and form is valid and legal pursuant to the above representation.

2) The Company is a fully and duly incorporated Nevada corporate entity with one class of common stock at this time. Neither the Company's Articles of Incorporation, Bylaws, nor any amendments thereto, nor any subsequent resolutions change the non-assessable characteristics of the Company's common stock. The Shares previously issued by the Company to the selling shareholders are in legal form and in compliance with the laws of the State of Nevada, and are duly authorized, legally issued, fully paid and non-assessable. In addition, we are of the opinion that when sold pursuant to this Registration Statement, the Shares will continue to be duly authorized, legally issued, fully paid and non-assessable shares of the Company's common stock. under Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and all reported judicial decisions interpreting those laws.

3) The Company's outstanding shares are all common shares. None of the Company's shareholders hold liquidation preference rights upon the voluntary or involuntary liquidation of the Company.

We hereby consent to the use of this opinion in the Registration Statement filed with the Commission in connection with the registration of the Shares and to the reference to our firm under the headings "Legal Matters" in the Registration Statement and the prospectus included therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission. The undersigned attorney is licensed to practice in the State of Nevada.

Yours truly,

Michael J. Morrison, Esq.